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Exhibit 99.14

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, James T. Rhodes, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ JAMES T. RHODES Name: James T. Rhodes
Date: January 31, 2006

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  Exhibit 99.14
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS